Exhibit 10.77

PLS REGULAR FACILITY	EXECUTION

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated as of December 19, 2016 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch and Alpine Securitization LTD (collectively, the “Buyers”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

The Administrative Agent, the Seller and the Guarantor are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2016 (the “Existing Repurchase Agreement”; as further amended by Amendment No. 1, dated as of September 9, 2016, the “Repurchase Agreement”) and the related Amended and Restated Pricing Side Letter, dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 14, 2009, by the Guarantor in favor of the Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement and Guaranty, as applicable.

The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1     deleting the definition of “Obligations” in its entirety and replacing with the following:

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements; and (e) all of Seller’s obligations under the Servicing Facility Documents and VFN Facility Documents..

1.2     deleting the definition of “GNMA Loan” in its entirety and replacing it with the following definition in the proper alphabetical order:

“GNMA EBO” means a FHA Loan or VA Loan which is subject to an Early Buyout or an FHA Insured Non-Performing Loan or VA Guaranteed Non-Performing Loan that was never pooled in a GNMA Security.

1.3     deleting all references to “GNMA Loan” in their entirety and replacing them with “GNMA EBO”.

1.4     deleting the definitions of “Aged Loan” and “Aging Limit” in their entirety and replacing them with the following:

“Aged Loan” means an Aged 180 Day Non-Agency QM Mortgage Loan or an Aged 364 Day Non-Agency QM Mortgage Loan.

“Aging Limit” means the aging limit listed opposite the type of Mortgage Loan in the table below:

Type of Mortgage Loan	Aging Limit
Agency Mortgage Loans	90 days

1.5     adding the following definitions in their proper alphabetical order:

“Aged 180 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than one hundred eighty (180) days but not greater than three hundred sixty four (364) days.

“Aged 364 Day Non-Agency QM Mortgage Loan” means a Non-Agency QM Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than three hundred sixty four (364) days.

“Delinquency Advance” means any advance made by Seller with respect to GNMA EBOs while still in a GNMA Security, to cover due, but uncollected or unavailable as a result of funds not yet being cleared, principal and interest payments on the GNMA EBOs.

“Early Buyout” means the purchase of a modified or defaulted Mortgage Loan by Seller from a GNMA Security.

“FHA Insured Non-Performing Loan”  means a FHA Loan which is a Non-Performing Mortgage Loan.

“Protective Advance” means any servicing advance (including, but not limited to, any advance made to pay taxes and insurance premiums; any advance to pay the costs of protecting the value of any real property or other security for a mortgage loan; and any advance to pay the costs of realizing on the value of any such security) made by Sellers in connection with any Purchased Mortgage Loans.

“Servicer Advance” means a Delinquency Advance or a Protective Advance.

“Servicing Agreement” means any servicing agreement entered into between Seller and a third party Servicer as the same may be amended from time to time.

“Test Period” means any one fiscal quarter.

“VA Guaranteed Non-Performing Loan” means a VA Loan which is a Non-Performing Mortgage Loan.

 “VFN Repurchase Agreement” means that certain Master Repurchase Agreement (PNMAC GMSR Issuer Trust MSR Collateralized Notes, Series 2016-MSRVF1), dated as of December 19, 2016, among the Buyer, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

“VFN Facility Documents” means the VFN Repurchase Agreement and the other “Program Agreements” as defined in the VFN Repurchase Agreement.

SECTION 2.Security Interest.  Section 8 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (a) in its entirety and replacing it with the following:

a.Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the Records, and all related Servicing Rights, with respect to GNMA EBOs, all Servicer Advances payable by HUD and/or VA and all debenture interest payable by HUD on account of such Mortgage Loans, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Securities Account and any account to which such amount is deposited, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Asset Confirm, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

SECTION 3.Covenants; Financial Covenants; Maintenance of Profitability. Section 14 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (4) of subsection (dd) thereof in its entirety and replacing it with the following:

(4)     Maintenance of Profitability. Seller shall maintain profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.

SECTION 4.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1     Delivered Documents.  On the Amendment Effective Date, the Administrative Agent on behalf of the Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a)     this Amendment, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(b)     evidence that all other actions necessary to perfect and protect Administrative Agent’s interest in the Purchased Mortgage Loans and other Repurchase Assets as amended by this Amendment have been taken.  Seller shall permit Administrative Agent to take all steps as may be necessary in connection with filing duly authorized and filed Uniform Commercial Code financing statements on Form UCC-3;

(c)     Amendment No. 3 to Amended and Restated Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Administrative Agent, the Buyers, the Seller and the Guarantor;

(d)     Amendment No. 3 to Amended and Restated Pricing Side Letter (related to that certain Master Repurchase Agreement (Participation Certificates and Servicing), dated as of November 10, 2015 among Administrative Agent, Seller and Guarantor (the “MSR MRA”), as assigned to Buyers), dated as of the date hereof, executed and delivered by the duly authorized officers of Administrative Agent, the Buyers, Seller and Guarantor;

(e)     Amendment No. 1 to MSR MRA, dated as of the date hereof, executed and delivered by the duly authorized officers of Administrative Agent, the Buyers, Seller and Guarantor; and

(f)     such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5.Conditions Subsequent. Notwithstanding anything written herein to the contrary, Seller shall deliver to Administrative Agent, by no later than January 9, 2017, an opinion with respect to the security interest amendment contemplated herein, in form and substance acceptable to Administrative Agent in its sole discretion. Seller’s failure to deliver such opinion shall be a breach of a material covenant under the Repurchase Agreement.

SECTION 6.Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 7.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11.Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Administrative Agent under the Repurchase Agreement and related Program Agreements, as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Chris Fera
	Name:	Chris Fera
	Title:	Authorized Signatory

By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson
	Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-fact

By:	/s/ Chris Fera
	Name:	Chris Fera
	Title:	Vice President

By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson
	Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Signature Page to Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement